                                                                     EXHIBIT 4.2

                                     FORM OF
                           streetTRACKS(R) GOLD TRUST
                              PARTICIPANT AGREEMENT

         This streetTRACKS(R) Gold Trust Participant Agreement (the
"Agreement"), dated as of ________, is entered into by and between __________
(the "Authorized Participant"), The Bank of New York, not in its individual capacity but solely as trustee (the "Trustee") of the streetTRACKS(R) Gold Trust
(the "Trust"), and World Gold Trust Services, LLC, as sponsor (the "Sponsor") of the Trust.

                                     SUMMARY

     The Trustee serves as the trustee of the Trust pursuant to the Trust
Indenture dated as of __________ 2004 between the Sponsor and the Trustee (the
"Trust Indenture"). As provided in the Trust Indenture and described in the
Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares") may be created or redeemed by the
Trustee for an Authorized Participant in aggregations of one hundred thousand
(100,000) Shares (each aggregation, a "Basket"). Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as amended
(Registration No.: 333-105202), as declared effective by the Securities and
Exchange Commission ("SEC") and as the same may be amended from time to time thereafter (collectively, the "Registration Statement") together with the prospectus of the Trust (the "Prospectus") included therein. Under the Trust
Indenture, the Trustee is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of the Depository
Trust Company ("DTC") or a successor depository, and only in exchange for an amount of Gold that is transferred between the Authorized Participant and the
Trust through the Participant Unallocated Account (defined below) and the Trust
Unallocated Account. Under the Trust Indenture, when the Trustee issues Baskets in exchange for Gold, the Gold transferred by an Authorized Participant to the
Participant Unallocated Account is transferred to the Trust Unallocated Account and then transferred and allocated to the Trust Allocated Account by the
Custodian, and when the Trustee redeems Baskets tendered for redemption by an
Authorized Participant in exchange for Gold, the Gold held in the Trust
Allocated Account is to be deallocated and transferred to the Trust Unallocated
Account and then transferred from the Trust Unallocated Account to the
Participant Unallocated Account by the Custodian. The foregoing Gold transfers are also governed by the Trust's Allocated Bullion Account Agreement and
Unallocated Bullion Account Agreement (together, the "Custody Agreements") and the Participant Unallocated Bullion Account Agreement. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem
Baskets.

     Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the Securities Act of 1933, as amended ("1933 Act"), may be occurring. The
Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which

                                      -1-

would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized
Participant should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below).

         Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Indenture. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust
Indenture, the provisions of the Trust Indenture shall control.

         To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

     Section 1. Order Placement. To place orders for the Trustee to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Attachment A hereto (the "Procedures"), as each may be amended, modified or supplemented from time to time.

     Section 2. Status of Authorized Participant. The Authorized Participant
represents and warrants and covenants the following:

         (a) The Authorized Participant is a participant of DTC (as such a participant, a "DTC Participant"). If the Authorized Participant ceases to be a
DTC Participant, the Authorized Participant shall give immediate notice to the
Trustee of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

         (b) Unless Section 2(c) applies, the Authorized Participant either (i)
is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National
Association of Securities Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the
Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

         (c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the
United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in Section 2(b) above, the Authorized
Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and
(iii) conduct its business in accordance with the spirit of the NASD Conduct
Rules.

                                      -2-

     (d) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT)
Act of 2001, and the regulations promulgated thereunder, if the Authorized
Participant is subject to the requirements of the USA PATRIOT ACT.

     (e) With respect to the transfers of Gold contemplated by this Agreement, the Authorized Participant shall establish with the Participant's Custodian in
London or at such other location as the Sponsor and the Trustee agree an account in relation to Gold which shall be maintained on an Unallocated Basis (the
"Participant Unallocated Account"), which shall be used only to effect transactions between the Authorized Participant and the Trust and which shall be in addition to any separate Gold account maintained for the Authorized
Participant on an Unallocated Basis by the Participant's Custodian. The
Participant Unallocated Account shall be established and maintained pursuant to a Participant Unallocated Bullion Account Agreement with the Participant's
Custodian in the form attached to this Agreement as Attachment B, as the same may be amended from time to time. In addition, if the Authorized Participant does not already have a Gold account maintained for it on an Unallocated Basis by the Participant's Custodian (separate from the Participant Unallocated
Account), the Authorized Participant must establish such an account, which shall be established and maintained pursuant to such agreement as it and the
Participant's Custodian shall agree.

     (f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the
Trustee, the Custodian and the Participant's Custodian. The Authorized
Participant shall confirm such capability to the satisfaction of the Trustee and the Custodian by the end of the Business Day before placing its first order with the Trustee (whether such order is to create or to redeem Baskets). If required by the Custodian with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Custodian, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile, substantially in the form attached as
Attachment C, as the same may be amended from time to time.

     Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Indenture, the Custody Agreements, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Trustee and Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized
Participant will comply with such procedures.

     (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a "Purchase Order") and each order to redeem a Basket (a "Redemption Order", and each Purchase Order and
Redemption Order, an "Order") may not be revoked by the Authorized Participant upon its delivery to the Trustee. A form of Purchase Order is attached hereto as
Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

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     (c) The Trustee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (i)
determined by the Trustee not to be in proper form; (ii) that the Sponsor has determined and advised the Trustee would have adverse tax consequences to the
Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor acceptable to the Trustee, be unlawful; or (iv) if circumstances outside the control of the Trustee, the
Custodian or the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets. Neither the Trustee nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or
Creation Basket Deposit.

     (d) The Trustee shall reject any Redemption Order (i) determined by the
Trustee not to be in proper form or (ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Trustee shall have no liability to any person for rejecting a Redemption Order in such circumstances.

     (e) The Trustee may, in its discretion, and will when so directed by the
Sponsor, suspend the right of redemption, or postpone the applicable redemption settlement date, (i) for any period during which the New York Stock Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Gold is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the Beneficial Owners. Neither the Sponsor nor the Trustee shall be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

     Section 4. Gold Transfers. (a) Any Gold to be transferred in connection with any Order shall be transferred between the Participant Unallocated Account and the Trust Unallocated Account and between the Trust Unallocated Account and the Trust Allocated Account in accordance with the Procedures. The Authorized
Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Gold between its Participant Unallocated Account and the Trust Unallocated Account.

     (b) Each of the Trust, the Sponsor and the Trustee will have no liability for loss or damages suffered by an Authorized Participant in respect of the
Authorized Participant's Participant Unallocated Account. The liability of the
Custodian with respect to any such loss or damage will be governed by the terms of the Participant Unallocated Bullion Account Agreement attached hereto as
Attachment B. The Authorized Participant acknowledges that it is an unsecured creditor of the Custodian with respect to the Gold held in the Authorized
Participant's Participant Unallocated Account and that such Gold is at risk in the event of the Custodian's insolvency.

     Section 5. Gold Standards. All Gold to be transferred between the Trust and the Authorized Participant in connection with any Order shall meet the applicable requirements of The Good Delivery Rules for Gold and Silver Bars (the
"Good Delivery Rules") promulgated by the London Bullion Market Association (the
"LBMA"), which include standards for fineness. As provided in the Authorized
Participant's Participant Unallocated Bullion Account Agreement and in the
Trust's Unallocated Bullion Account Agreement, amounts of Gold standing to the

                                      -4-

credit of an Authorized Participant's Participant Unallocated Account or the
Trust Unallocated Account, as the case may be, are held on an Unallocated Basis, which, as provided by those agreements, means only that each of the Authorized
Participant or the Trust, as the case may be, is entitled to call on the
Participant's Custodian or the Custodian, as the case may be, to deliver in accordance with the Good Delivery Rules an amount of Gold equal to the amount of
Gold standing to the credit of the Authorized Participant's or the Trust's relevant unallocated bullion account, as the case may be, but neither the
Authorized Participant nor the Trust has any ownership interest in any Gold that the Participant's Custodian or the Custodian, as the case may be, owns or holds.
The Sponsor and the Trustee may, from time to time, pursuant to the Trust
Indenture and as disclosed in the Prospectus, specify other gold bullion to be held by the Trust and which therefore may be transferred between the Trust and an Authorized Participant in connection with any Order, provided that such other gold bullion meets the standard of fineness specified under the Good Delivery
Rules. A copy of the Good Delivery Rules may be obtained from the LBMA.

     Section 6. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Trustee shall charge, and the
Authorized Participant shall pay to the Trustee, the Transaction Fee prescribed in the Trust Indenture applicable to such creation or redemption. The initial
Transaction Fee shall be two thousand dollars ($2,000). The Transaction Fee may be adjusted from time to time as set forth in the Prospectus. As described in the Procedures, in the case of a Redemption Order that is held open until the fourth Business Day following the Redemption Order Date, for each day (whether or not a Business Day) the Redemption Order is held open, the Authorized
Participant will be charged by the Trustee the greater of (i) $300 and (ii) $30 times the number of Baskets covered by the Redemption Order.

     Section 7. Authorized Persons. Concurrently with the execution of this
Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Trustee notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of
Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant
(each, an "Authorized Person"). The Trustee may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Trustee receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the
Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Trustee and such notice shall be effective upon receipt by the Trustee. The Trustee shall issue to each Authorized Person a unique personal identification number (the "PIN Number") by which such
Authorized Person shall be identified and by which instructions issued by the
Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Trustee.

     Section 8. Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Trustee for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns

                                      -5-

outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such
Baskets to the Trustee the third Business Day following the Redemption Order
Date.

     Section 9. Role of Authorized Participant. (a) The Authorized Participant
acknowledges that, for all purposes of this Agreement and the Trust Indenture, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Sponsor, the Trustee, the Custodian, or the Participant's Custodian in any
matter or in any respect.

     (b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the
Trustee, the Custodian, the Participant's Custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

     (c) With respect to any creation or redemption transaction made by the
Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other
Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC
Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Indenture.

     (d) The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Sponsor upon the reasonable request of the Sponsor.

     Section 10. Indemnification.

     (a) The Authorized Participant hereby indemnifies and holds harmless the
Trustee, the Custodian, the Participant's Custodian, the Trust, the Sponsor,
their respective direct or indirect affiliates (as defined below) and their respective directors, officers, employees and agents (each, an "AP Indemnified
Party") from and against any losses, liabilities, damages, costs and expenses
(including attorney's fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the
Authorized Participant to perform any of its obligations set forth in this
Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations;
(iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or

                                      -6-

alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 14(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

     (b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized
Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a "Sponsor Indemnified Party")
from and against any losses, liabilities, damages, costs and expenses (including attorneys' fees and the reasonable cost of investigation) incurred by such
Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this
Agreement; (iii) any failure by the Sponsor to comply with applicable laws; or
(iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.

     (c) This Section 10 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be. The term "affiliate" in this Section 10 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

     (d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under Sections 10(a) or 10(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Sponsor and the Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs

                                      -7-

and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and the Trust, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of gold transferred to the Trust under this
Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Sponsor on the one hand and of the Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Sponsor or by the Authorized Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 10(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding
(each a "Proceeding") related to such losses, liabilities, damages, costs and expenses.

     (e) The Sponsor and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d) above. The
Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares created by the
Authorized Participant and distributed to the public exceeds the amount of any damage which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, or by or on behalf of the Sponsor, its partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor's officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

     (g) Pursuant to the Trust Indenture, the Trustee, solely from and to the extent of the assets of the Trust, hereby agrees to reimburse any Sponsor
Indemnified Party to the extent the Sponsor does not pay such amounts when due under this Section 10 (including any amount in contribution thereof that may be owed to such Sponsor Indemnified Party pursuant to Section 10 hereof), and to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Sponsor Indemnified Party in enforcing its rights under this Section 10(g). In connection with enforcing its rights, each Sponsor
Indemnified Party shall use the same

                                      -8-

legal counsel which shall be selected by the Authorized Participant and be reasonably acceptable to the Sponsor.

     Section 11. (a) Limitation of Liability. None of the Sponsor, the Trustee,
the Authorized Participant, the Participant's Custodian and the Custodian shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

     (b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized
Participant. To the extent the Trustee, the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

     Section 12. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Indenture and (ii) the current Prospectus of the
Trust and represents that it has reviewed and understands such documents.

     Section 13. Effectiveness and Termination. Upon the execution of this
Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the
Authorized Participant by the Trustee in the event of a breach by the Authorized
Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 20(j); or
(iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

     Section 14. Marketing Materials; Representations Regarding Shares;
Identification in Registration Statement.

     (a) The Authorized Participant represents, warrants and covenants that (i), without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the Trust, (B) in printed information approved by the Sponsor as information supplemental to such
Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant
will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust's then current Prospectus.
Copies of the then current Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized
Participant in reasonable quantities upon request.

                                      -9-

     (b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Sponsor prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The
Authorized Participant will file all such research reports, marketing material and sales literature related to the Shares with the NASD to the extent required by the NASD Conduct Rules.

     (c) The Authorized Participant and its affiliates may prepare and circulate in the regular course of their businesses, without having to refer to the Shares or the Trust's then-current Prospectus, data and information relating to the price of gold.

     (d) The Authorized Participant hereby agrees that for the term of this
Agreement the Sponsor may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized
Participant in Portable Document Format ("PDF") via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will when requested by the Authorized Participant make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

     (e) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in the section of the Prospectus included within the Registration Statement entitled
"Creation and Redemption of Shares" and in any other section as may be required by the SEC and (ii) on the Trust's website. Upon the termination of this
Agreement, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the
Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized
Participant as an authorized participant of the Trust and (ii) the Sponsor will promptly update the Trust's website to remove any identification of the
Authorized Participant as an authorized participant of the Trust.

     Section 15. Certain Covenants of the Sponsor. The Sponsor, on its own
behalf and as sponsor of the Trust, covenants and agrees:

     (a) to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of

                                      -10-

material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the
Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

     (b) to furnish to the Authorized Participant, at each time (i) the
Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, an opinion of Carter Ledyard & Milburn LLP, counsel for the
Sponsor, addressed to the Authorized Participant and dated such dates in form and substance satisfactory to the Authorized Participant, stating that:

     1.   the Trust is validly existing as an investment trust under the laws of the State of New York, as described in the Registration Statement and the Prospectus, and has all power and authority to issue and deliver the Shares as contemplated therein and to execute and deliver this
          Agreement;

     2.   the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

     3.   the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

     4.   this Agreement has been duly authorized, executed and delivered by the
          Sponsor;

     5.   the Shares issuable by the Trust as described in the Registration
          Statement, when issued in accordance with the terms of the Trust
          Indenture as described in the Registration Statement, will have been duly authorized and validly issued and fully paid and non-assessable;

     6.   the Shares conform to the description thereof contained in the
          Registration Statement and the Prospectus;

     7.   the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion)
          comply as to form in all material respects with the requirements of the 1933 Act;

     8.   the Registration Statement has become effective under the 1933 Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

                                      -11-

     9.   no approval, authorization, consent or order of or filing with any federal, or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Sponsor of the transactions contemplated in the Prospectus other than registration of the Shares under the 1933 Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

     10.  the execution, delivery and performance of this Agreement by the
          Sponsor, the issuance and delivery of the Shares by the Trust and the consummation by the Sponsor and the Trustee on behalf of the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the amended and restated limited liability company agreement of the Sponsor or the Trust Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel after reasonable investigation (based on a certificate of an officer of the Sponsor) to which the Sponsor or the Trustee is a party or by which either of them or any of their respective properties may be bound or affected, or any federal, or New York State law, regulation or rule or any decree, judgment or order applicable to the Sponsor or the Trust and known to such counsel;

     11.  to such counsel's knowledge, neither the Sponsor nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or New York State law, regulation or rule applicable to the Sponsor or the Trust;

     12.  to such counsel's knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

     13.  to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the
          Sponsor or the Trustee is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the
          Prospectus but are not so described;

     14.  the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity
          "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment
          Company Act"); and

                                      -12-

     15.  the information in the Registration Statement and the Prospectus under the headings "Risk Factors--Competing claims over ownership of intellectual property rights related to the Trust could adversely affect the Trust and an investment in the Shares," "Business of the
          Trust--License Agreement," "Description of the Shares," "United States
          Federal Tax Consequences," "Description of the Trust Indenture,"
          "Description of the Custody Agreements" and "Legal Proceedings"
          insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown.

     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Sponsor, representatives of the independent public accountants of the Trust and representatives of the Authorized Participant at which the contents of the
Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration
Statement or the Prospectus (except as and to the extent stated in subparagraphs
(6) and (15) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration
Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by the Authorized Participant hereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information included in the Registration Statement or the Prospectus);

     (c) to cause Deloitte & Touche LLP to deliver, at each time (i) the
Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Authorized
Participant, containing statements and information of the type ordinarily included in accountants' letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

     (d) to deliver to the Authorized Participant, at each time (i) the
Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by a duly authorized officer of the Sponsor in the form attached hereto as Exhibit D.

     In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized
Participant pursuant hereto shall be deemed

                                      -13-

to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant;

     (e) to furnish to the Authorized Participant, at each time (i) the
Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such documents and certificates in the form as reasonably requested by the Marketing Agent pursuant to Section 4.1(q) of the Marketing
Agent Agreement; and

     (f) to cause the Trust to file a post-effective amendment to the
Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust's reports filed pursuant to Section
13 or 15(d) of the 1934 Act are incorporated by reference in the Registration
Statement.

     Section 16. Title To Gold. The Authorized Participant represents and warrants on behalf of itself and any party for which it acts that upon delivery of a Creation Basket Deposit to the Trustee in accordance with the terms of the
Trust Indenture and this Agreement, the Trust will acquire good and unencumbered title to the Gold which is the subject of such Creation Basket Deposit, free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such Gold which is imposed by any agreement or arrangement entered into by the Authorized
Participant or any party for which it is acting in connection with a Purchase
Order.

     Section 17. Third Party Beneficiaries. Each AP Indemnified Party, to the
extent it is not a party to this Agreement, is a third-party beneficiary of this
Agreement (each, a "Third Party Beneficiary") and may proceed directly against the Authorized Participant (including by bringing proceedings against the
Authorized Participant in its own name) to enforce any obligation of the
Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

     Section 18. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

     Section 19. Ambiguous Instructions. If a Purchase Order Form or a
Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Trustee will attempt to contact one of the
Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order,

                                      -14-

then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected
Order must be received by the Trustee, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or
(ii) 45 minutes after the Order Cut-Off Time (as described in the Procedures).
If the Trustee is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an
Order contains terms that are illegible, the Order will be deemed invalid and the Trustee will attempt to contact one of the Authorized Persons of the
Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Trustee not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the
Order Cut-Off Time, as the case may be.

     Section 20. Miscellaneous.

     (a) Amendment and Modification. This Agreement, the Procedures attached as
Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trustee and the Sponsor, without consent of any Beneficial Owner or
Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Trustee will mail a copy of the proposed amendment, modification or supplement to the Authorized
Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any streetTRACKS(R) Gold Trust Participant
Agreement (other than this Agreement), the Trustee will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

     Notwithstanding the foregoing, any amendment, modification or supplement to any creation or redemption procedural item in the Procedures which is also set forth in either of the Custody Agreements or in the Participant Unallocated
Bullion Account Agreement attached as Attachment B shall be made in accordance with the terms of such agreements. After the amendment, modification or supplement has been agreed to, the Trustee will mail a copy of the amendment, modification or supplement to the Authorized Participant.

     The form of agreements of the Custodian and the Trustee concerning their respective indemnification by the Authorized Participant for communications by telephone facsimile attached as Attachment C may be amended from time to time by the Custodian and the Trustee, as the case may be.

     (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                      -15-

     (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Trustee. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

     (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this
Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.
Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Trustee or Sponsor at such time such successor qualifies as a successor Trustee or Sponsor under the terms of the Trust Indenture.

     (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York
(regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this
Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

                                      -16-

     (h) Interpretation. The article and section headings contained in this
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Entire Agreement. This Agreement and the Trust Indenture, along with any other agreement or instrument delivered pursuant to this Agreement and the
Trust Indenture, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the
Authorized Participant shall not be deemed by this provision to be a party to the Trust Indenture.

     (j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this
Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its discretion, after consulting with the Trustee, that the provision of this
Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this
Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the
Sponsor's notification of the Trustee of such a determination, this Agreement shall immediately terminate and the Trustee will so notify the Authorized
Participant immediately.

     (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     (l) Survival. Sections 10 (Indemnification) and 17 (Third Party
Beneficiaries) hereof shall survive the termination of this Agreement.

     (m) Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii)
"including" means "including, but not limited to."

                            [Signature Page Follows]

                                      -17-

     IN WITNESS WHEREOF, the Authorized Participant, the Sponsor and the
Trustee, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

The Bank of New York, not in its individual
capacity, but solely as Trustee of the
streetTRACKS(R) Gold Trust                      [Name of Authorized Participant]

By:                                             By:
                     -------------------                     -------------------
Name:                                           Name:
                     -------------------                     -------------------
Title:                                          Title:
                     -------------------                     -------------------
Address:                                        Address:
                     -------------------                     -------------------
Telephone:                                      Telephone:
                     -------------------                     -------------------
Facsimile:                                      Facsimile:
                     -------------------                     -------------------

                                                Name of Authorized Participant's
                                                Participant Unallocated Account:

                                                --------------------------------

World Gold Trust Services, LLC
Sponsor of the streetTRACKS(R) Gold Trust

By:
                     -------------------

Name:
                     -------------------

Title:
                     -------------------

Address:             444 Madison Avenue, 3rd Floor
                     New York, New York  10022

Telephone:           (212) 317-3800

Facsimile:           (212) 688-0410

                                      -18-

                                    EXHIBIT A

                           streetTRACKS(R) GOLD TRUST

         FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

         The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the
streetTRACKS(R) Gold Trust Participant Agreement.

Authorized Participant:    _______________________

Name:                                  Name:
     ----------------------------            ----------------------------

Title:                                 Title:
      ---------------------------            ----------------------------

Signature:                             Signature:
          -----------------------                ------------------------
Name:                                  Name:
     ----------------------------            ----------------------------

Title:                                 Title:
      ---------------------------            ----------------------------

Signature:                             Signature:
          -----------------------                ------------------------

         The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the streetTRACKS(R) Gold
Trust Participant Agreement by and between [Authorized Participant] and the
Trustee and the Sponsor of the streetTRACKS(R) Gold Trust, dated [date], and that their signatures set forth above are their own true and genuine signatures.

         In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me               By:
this     day of             , 20                       ----------------------
     ---        ------------    ---             Name:
                                                       ----------------------
                                                Title:
                                                       ----------------------
                                                Date:
-------------------------------------                  ----------------------
Notary Public

                                      A-1

                                    EXHIBIT B

                           streetTRACKS(R) GOLD TRUST

                             FORM OF PURCHASE ORDER

Authorized Participant:
                           -------------------
Date:
               -------------------
Submission
Number:
              -------------------

PIN Number:
             -------------------

Number of Fine Gold Ounces to be Delivered:
                                           ----------------------------

Number of Shares to be Issued:
                              -----------------------------------------

[Additional Information Required for Purchase Order]

All Purchase Orders are subject to the terms and conditions of the Trust
Indenture of the streetTRACKS(R) Gold Trust as currently in effect and the
streetTRACKS(R) Gold Trust Participant Agreement between the Authorized
Participant, and the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in such streetTRACKS(R)
Gold Trust Participant Agreement are incorporated herein by reference.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the streetTRACKS(R) Gold Trust Participant
Agreement and that he/she is authorized to deliver this Purchase Order Form to the Trustee on behalf of the Authorized Participant.

Date:                                By:
      -----------------                  -----------------------------
                                         Name:
                                         Title:

                                       B-1

                                    EXHIBIT C

                           streetTRACKS(R) GOLD TRUST

                            FORM OF REDEMPTION ORDER

Authorized Participant:
                           -------------------
Date:
               -------------------
Submission
Number:
              -------------------

PIN Number:
             -------------------

Number of Fine Gold Ounces to be Delivered:
                                           ----------------------------

Number of Shares to be Issued:
                              -----------------------------------------

[Additional Information Required for Redemption Order]

All Redemption Orders are subject to the terms and conditions of the Trust
Indenture of the streetTRACKS(R) Gold Trust as currently in effect and the
streetTRACKS(R) Gold Trust Participant Agreement between the Authorized
Participant and the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in such streetTRACKS(R)
Gold Trust Participant Agreement are incorporated herein by reference.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the streetTRACKS(R) Gold Trust Participant
Agreement and that he/she is authorized to deliver this Redemption Order Form to the Trustee on behalf of the Authorized Participant.

Date:                                By:
      -----------------                  -----------------------------
                                         Name:
                                         Title:

                                       C-1

                                    EXHIBIT D

                           streetTRACKS(R) GOLD TRUST

                         WORLD GOLD TRUST SERVICES, LLC

                              OFFICER'S CERTIFICATE

     The undersigned, a duly authorized officer of World Gold Trust Services,
LLC, a Delaware limited liability company (the "Sponsor"), and pursuant to
Section 15(d) of the streetTRACKS(R) Gold Trust Participant Agreement (the
"Agreement"), dated as of __________, by and between the Sponsor, The Bank of
New York, not in its individual capacity but solely as Trustee (the "Trustee")
of the streetTRACKS(R) Gold Trust (the "Trust"), and __________ (the "Authorized
Participant"), hereby certifies that:

     1.   Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

          (a)  the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated
               therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the
               Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the
               Prospectus or to be filed as exhibits to the Registration
               Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the
               Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue
               statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the
               Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement or such Prospectus; and neither the
               Sponsor nor any person known to the Sponsor acting on behalf of the Trust has distributed nor will distribute any offering material other than the Preliminary Prospectus, the Registration
               Statement or the Prospectus;

          (b)  the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of New York, as described in the Registration Statement and the Prospectus, and
               the Trust Indenture authorizes the Trustee to issue and deliver the Shares to the Authorized Participant hereunder as
               contemplated in the Registration Statement and the Prospectus;

          (c)  the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the
               State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the
               Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

          (d)  the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

          (e)  complete and correct copies of the Trust Indenture, and any and all amendments thereto, have been delivered to the Authorized
               Participant, and no changes thereto have been made;

          (f)  the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and
               contractual preemptive rights, rights of first refusal and similar rights;

          (g)  the Shares conform in all material respects to the description thereof contained in the Registration Statement and the
               Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (h)  this Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms;

          (i)  neither the Sponsor nor the Trustee on behalf of the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trustee on behalf of the Trust is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of
               Shares to the Authorized Participant hereunder and the
               consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor

               constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor or the Trust
               Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trustee on behalf of the Trust is a party or by which, respectively, the Sponsor or any of its properties or the Trustee or the property of the Trust may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor, the Trust or the Trustee;

          (j)  no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized
               Participant hereunder or the consummation by the Sponsor, the
               Trust and the Trustee on behalf of the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the National Association of
               Securities Dealers (the "NASD");

          (k)  except as set forth in the Registration Statement and the
               Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration
               Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration
               Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration
               Statement or the sale of the Shares as contemplated thereby or otherwise;

          (l)  each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary
               authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Sponsor nor the Trustee on behalf of the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license,
               authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or

               any decree, order or judgment applicable to the Sponsor or the
               Trustee on behalf of the Trust;

          (m)  all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

          (n)  except as set forth in the Registration Statement and the
               Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the
               Sponsor, the Trust or the Trustee on behalf of the Trust, or any of the Sponsor's directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

          (o)  Deloitte & Touche LLP, whose report on the audited financial statements of the Trust is filed with the SEC as part of the
               Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

          (p)  the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933
               Act and in conformity with generally accepted accounting
               principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration
               Statement and the Prospectus that are not included as required;
               and the Trust does not have any material liabilities or
               obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

          (q)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the
               Sponsor or the Trust, (ii) any transaction which is material to the Sponsor or the Trust taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet
               obligations), incurred by the Sponsor, the Trust or the Trustee on behalf of the Trust, which is material to the Trust, (iv) any change in the Shares purchased by the Authorized Participant or outstanding indebtedness of the Sponsor or the Trust or (v) any dividend or distribution of any kind declared, paid or made on such Shares;

          (r)  the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

          (s)  except as set forth in the Registration Statement and the
               Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the
               inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the
               Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property");
               (i) to the knowledge of the Sponsor or the Trust, there are no third parties who have or will be able to establish rights to any
               Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the
               Sponsor or the Trust; (ii) to the knowledge of the Sponsor or the
               Trust, there is no infringement by third parties of any
               Intellectual Property; (iii) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others challenging the Sponsor's or the
               Trust's rights in or to any Intellectual Property, and the
               Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, other than the patents and patent applications licensed to the Sponsor by the Bank of New
               York, as to which the Sponsor and the Trust have no knowledge of any such pending or threatened claims, and the Sponsor and the
               Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others that the Sponsor or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the
               Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (vi) to the knowledge of the
               Sponsor or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the knowledge of the Sponsor or the Trust, there is no prior art that may render any patent application licensed to the Sponsor by The
               Bank of New York unpatentable;

          (t)  all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature
               (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement;

          (u)  neither the Sponsor nor the Trustee on behalf of the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration
               Statement, and no such termination or non-renewal has been threatened by the Sponsor, the Trustee on behalf of the Trust or any other party to any such contract or agreement;

          (v)  with respect to its activities on behalf of the Trust, as provided for in the Trust Indenture, the Trustee maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Indenture and the Trustee's duties thereunder; (ii) transactions with respect to the Trust are recorded as necessary to permit preparation of financial
               statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii)
               assets are held for the Trust by the Custodian in accordance with the Trust Indenture;

          (w)  on behalf of the Trust, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in
               Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and
               procedures are designed to ensure that material information relating to the Trust, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the
               Trust, the Sponsor has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust's internal controls; any material weaknesses in internal controls have been identified for the Trust's auditors;

          (x)  any statistical and market-related data included in the
               Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and
               accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and

          (y)  neither the Sponsor, nor any of the Sponsor's directors, members, officers, affiliates or controlling persons (but excluding the members of the World Gold Council and their controlling persons)
               nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be
               expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the
               Shares; and there are no affiliations or associations between any member of the NASD and any of the Sponsor's officers, directors or 5% or greater security holders, except as set forth in the
               Registration Statement and the Prospectus.

               For purposes hereof, the term "Registration Statement" shall mean the Registration Statement as amended or supplemented from time to time to the date hereof, the term "Preliminary Prospectus"
               shall mean the preliminary prospectus dated [______], 2004 relating to the Shares and any other prospectus dated prior to effectiveness of the Registration Statement relating to the
               Shares, and the term "Prospectus" shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

          2.   Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the
               Sponsor on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name this _____ day of ----------.

                                      By: ________________________

                                      Name:
                                      Title:

I, _______________, in my capacity as [Vice President], hereby certify that
_______________ is the duly elected [President] of the Sponsor, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

                                                 By: ________________________

                                                 Name:
                                                 Title:

                                     FORM OF
                           streetTRACKS(R) GOLD TRUST
                              PARTICIPANT AGREEMENT

                                  ATTACHMENT A

                      streetTRACKS(R) GOLD TRUST PROCEDURES

CREATION AND REDEMPTION OF streetTRACKS(R) GOLD SHARES AND RELATED GOLD
TRANSACTIONS

Scope of Procedures and Overview

These procedures (the "Procedures") describe the processes by which one or more
Baskets of streetTRACKS(R) Gold Trust shares (the "Shares") issuable by The Bank of New York, as trustee (the "Trustee") of the streetTRACKS(R) Gold Trust (the
"Trust"), may be purchased or, once Shares have been issued, redeemed by an
Authorized Participant (a "Participant"). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a "Basket"). Because the issuance and redemption of Baskets also involve the transfer of Gold between the
Participant and the Trust, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Baskets may be issued only with respect to Gold transferred to and held in the Trust's allocated and unallocated Gold accounts maintained in London, England by HSBC Bank USA, National Association, London
Branch, as custodian (the "Custodian"). Capitalized terms used in these
Procedures without further definition have the meanings assigned to them in the
Trust Indenture (the "Indenture"), dated as of ____________ 2004, between the
Trustee and World Gold Trust Services, LLC (the "Sponsor") or the Participant
Agreement entered into by each Participant with the Sponsor and the Trustee.

For purposes of these Procedures, a "Business Day" is defined as any day other than (i) a day on which the New York Stock Exchange ("NYSE") is closed for regular trading or (ii), if the transaction involves the receipt or delivery of
Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the
London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Baskets are issued pursuant to the Prospectus, which will be delivered by the
Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Indenture and the Participant
Agreement. Baskets may be issued and redeemed on any Business Day by the Trustee in exchange for Gold, which the Trustee receives from Participants or transfers to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the
Trustee (the "Transaction Fee").

Participants and the Trust transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of
Gold to and from the Trust are effected pursuant to (i) the streetTRACKS(R) Gold
Trust Allocated Bullion Account Agreement (the "Trust Allocated Agreement")
between the Trustee and the Custodian establishing the Trust's allocated account
(the "Trust Allocated Account") and the streetTRACKS(R) Gold Trust Unallocated
Bullion Account Agreement (the "Trust Unallocated Agreement") between the
Trustee and the Custodian establishing the Trust's unallocated account (the
"Trust Unallocated Account"; the Trust Allocated Agreement and the Trust
Unallocated Agreement are collectively referred to as the "Trust Custody
Agreements") and (ii) the streetTRACKS(R) Gold Trust Participant Unallocated
Bullion Account Agreement (the "Participant Unallocated Agreement") between the
Participant and HSBC Bank USA, National Association, London Branch, establishing the Participant's unallocated account (the "Participant Unallocated Account").

Gold is transferred between the Trust and Participants through the Trust
Unallocated Account. When Gold is to be transferred to the Trust from a
Participant (in exchange for the issuance of Baskets), the Gold is transferred from the Participant Unallocated Account to the Trust Unallocated Account and
then transferred from there to the Trust Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Baskets), the
Gold is transferred from the Trust Allocated Account to the Trust Unallocated
Account and is transferred from there to the Participant Unallocated Account.

The Participant Unallocated Account is only to be used in connection with the creation and redemption of Baskets. Use of the Participant Unallocated Account
for transferring Gold to the Trust does not require Participants to acquire Gold from HSBC Bank USA, National Association, London Branch, or to maintain Gold in the Participant Unallocated Account longer than the time required to create or redeem Baskets as described in these Procedures. Each Participant is responsible for ensuring that the Gold it intends to transfer to the Trust in exchange for
Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including the borrowing of Gold, to ensure that the relevant amount(s) of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Trustee, the
Trustee will assign a personal identification number (a "PIN number") to each
Authorized Person authorized to act for the Participant. This will allow the
Participant through its Authorized Person(s) to place Purchase Order(s) or
Redemption Order(s) for Baskets.

Important Notes:

     o    Any Order is subject to rejection by the Trustee for the reasons set forth in the Indenture or the Participant Agreement.

     o    All Orders are subject to the provisions of the Indenture, the Trust
          Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

                                CREATION PROCESS

An order to purchase one or more Baskets placed by a Participant with the
Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, "CREATION T")
results in the following taking place, in most instances, by 9:00 a.m. N.Y. time
(usually 2:00 p.m. London time) on CREATION T+3:

     o    Transfer to the Trust Allocated Account of Gold satisfying the Good
          Delivery Rules in the amount corresponding to the Baskets to be issued; and

     o    Transfer to the Participant's account at The Depository Trust Company
          ("DTC") of Baskets corresponding to the Gold the Participant has transferred to the Trust.

                               CREATION PROCEDURES

CREATION T (PURCHASE ORDER TRADE DATE)

     1.   By the Order Cut-Off Time (close of regular trading on the NYSE, usually 4:00 p.m. N.Y. time), an Authorized Person of the Participant calls the Trustee at (212) 815-6250 to notify the Trustee that the
          Participant wishes to place a Purchase Order with the Trustee to create an identified number of Baskets and to request that the Trustee provide an order number (an "Order Number"). The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant's
          Purchase Order Form. The Participant then completes and faxes to the
          Trustee the Purchase Order Form included as Exhibit B to the
          Participant Agreement. The Purchase Order Form must include the
          Authorized Person's signature, the number of Baskets being purchased, and the Order Number previously provided by the Trustee.

     2.   If the Trustee has not received the Purchase Order Form from the
          Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (1) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Purchase Order Form to the Trustee within 15 minutes after the Trustee's phone call, the
          Participant's Order is cancelled. The Trustee will then notify the
          Participant that the Order has been cancelled via telephone call.

     3.   If the Trustee has received the Participant's Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m.
          N.Y. time the Trustee returns to the Participant a copy of the
          Purchase Order Form submitted, marking it "Affirmed." The Trustee also indicates on the Purchase Order Form the amount of Gold and cash, if any, necessary for the Creation Deposit, and provides details of the method of payment required for the Transaction Fee and the cash portion, if any, of the Creation Deposit.

     4.   Based on the Purchase Orders placed with it on CREATION T, the Trustee sends an authenticated electronic message (Swift MT699) to the
          Custodian indicating the total ounces of Gold for which the Trustee will require an allocation into the Trust Allocated

          Account on CREATION T+3. In addition, the authenticated electronic message (Swift MT699) will separately identify all expected unallocated Gold receipts from each Participant. If the Trustee rejects a Purchase Order pursuant to the Indenture or the Participant
          Agreement after the foregoing messages are given to the Custodian, the
          Trustee will notify the Custodian of such rejection, identifying the
          Participant whose Purchase Order was rejected and the number of ounces of Gold contained in the rejected Purchase Order.

     5.   By the close of business (usually 5:00 p.m. N.Y. time), each
          Participant acquiring Baskets on CREATION T+3 sends an authenticated electronic message (Swift MT604) to HSBC Bank USA, National
          Association, London Branch, with a copy to the Trustee, to transfer on
          CREATION T+3 from the Participant's Participant Unallocated Account
          Gold in the relevant amount(s) to the Trust Unallocated Account. If the Participant's instruction does not conform to the Trustee's instruction specified in the preceding item 4, the Trustee will either
          (i) send a correcting authenticated electronic message (Swift MT699)
          to the Custodian which specifies the delivery of an amount of Gold which conforms to the Participant's Purchase Order and the
          Participant's instruction or (ii) send the Participant an email message notifying the Participant of the discrepancy.

     6.   By the close of business (usually 5:00 p.m. N.Y. time), each
          Participant acquiring Baskets on CREATION T+3 sends an authenticated electronic message (Swift MT605) to HSBC Bank USA, National
          Association, London Branch, identifying that Participant's Participant
          Unallocated Account into which Gold, in the relevant amount(s), is to be received on CREATION T+2.

CREATION T+2

     1.   By the close of business in London (usually 4:00 p.m. London time), each Participant submitting a Purchase Order must ensure that Gold in the relevant amount(s) is credited to the Participant's Participant
          Unallocated Account.

     2.   If by 4:00 p.m. (London time) either (i), unless otherwise resolved beforehand by a correcting authenticated electronic message from the
          Trustee (Swift MT699) or a correcting authenticated electronic message from the Participant (Swift MT604) to the satisfaction of the
          Custodian, the amount of Gold specified in the Participant's instruction given under item (5) of CREATION T to transfer Gold from the Participant's Participant Unallocated Account to the Trust
          Unallocated Account is not the same as the amount of Gold specified in the advice given by the Trustee under item (4) of CREATION T with regard to the expected unallocated Gold receipts from each Participant or (ii) sufficient Gold to permit the Custodian to effect such
          Participant's instruction is not credited to the Participant's
          Participant Unallocated Account, such Participant's instruction shall be automatically revoked as of 4:00 p.m. London time and the Custodian will notify the Participant of such revocation.

     3.   The Custodian will send the Trustee an email message by 5:00 p.m.
          London time (usually 12:00 noon N.Y. time) identifying each
          Participant's instruction that has been revoked pursuant to the preceding item 2. The relevant Participant's Purchase Order shall be automatically cancelled as of 4:00 p.m. London time upon such revocation and the

          Trustee will send an email message to each Participant with a cancelled Purchase Order informing the Participant of such cancellation.

CREATION T+3

     1.   The Custodian transfers the relevant amount(s) of Gold from the
          Participant's Participant Unallocated Account to the Trust Unallocated
          Account.

     2.   As of 2:00 p.m. London time (usually 9:00 a.m. N.Y. time), the
          Custodian will notify the Trustee by email and fax of the status of the allocation process, including (i) the amount of Gold transferred to the Trust Unallocated Account from each Participant's Participant
          Unallocated Account, separately stated; (ii) the amount of Gold that has been transferred into the Trust Allocated Account from the Trust
          Unallocated Account, and (iii) the amount of Gold, if any, remaining in the Trust Unallocated Account. In the event there is any need for clarification of the status of the allocation process, the Trustee will telephone the Custodian to obtain such clarification. This notice does not reflect the official transfer record of the Custodian, which is completed as of the conclusion of the Custodian's Business Day.

     3.   At 9:00 a.m. N.Y. time (usually 2:00 p.m. London time), following receipt of the notice from the Custodian of the status of the allocation process described in item (2) above, the Trustee authorizes the creation and issuance of the Baskets ordered by each Participant on CREATION T for which the Trustee has received confirmation from the
          Custodian of receipt of the relevant amount(s) of Gold. If the
          Custodian, despite using commercially reasonable efforts, is unable to complete the allocation process by such time, the Trustee will nevertheless issue Baskets, in the relevant amount, against both the
          Trust Allocated Account and the Trust Unallocated Account balances representing the Gold transferred by each Participant in connection with its Purchase Order. The creation and issuance of Baskets will occur through the DTC system known as "Deposit and Withdrawal at
          Custodian" or "DWAC".

                    [Redemption Process Follows on Next Page]

                               REDEMPTION PROCESS

          An order to redeem one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day,
          "REDEMPTION T") results in the following taking place by 11:00 a.m.
          N.Y. time (usually 4:00 p.m. London time) on REDEMPTION T+3:

     o    Transfer to the Trustee's account at DTC and the subsequent cancellation of the relevant number of the Participant's Baskets; and

     o    Transfer to the Participant by credit to the Participant's Participant
          Unallocated Account of Gold and cash, if any, in the relevant amount(s) corresponding to the Baskets delivered for redemption (the
          "Redemption Distribution").

                              REDEMPTION PROCEDURES

REDEMPTION T (REDEMPTION ORDER TRADE DATE)

     1.   By the Order Cut-off Time (close of regular trading on the NYSE, usually 4:00 p.m. N.Y. time), an Authorized Person of the Participant calls the Trustee at (212) 815-6250 to notify the Trustee that the
          Participant wishes to place a Redemption Order with the Trustee to redeem an identified number of Baskets and to request that the Trustee provide an Order Number. The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant's Redemption Order Form. The
          Participant then completes and faxes to the Trustee the Redemption
          Order Form included as Exhibit C to the Participant Agreement. The
          Redemption Order Form must include the Authorized Person's signature, the number of Baskets redeemed, and the Order Number previously provided by the Trustee.

     2.   If the Trustee has not received the Redemption Order Form from the
          Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (1) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Trustee within 15 minutes after the Trustee's phone call, the
          Participant's Order is cancelled. The Trustee will then notify the
          Participant that the Order has been cancelled via telephone call.

     3.   If the Trustee has received the Participant's Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m.
          N.Y. time the Trustee returns to the Participant a copy of the
          Redemption Order Form submitted, marking it "Affirmed." The Trustee also indicates on the Redemption Order Form the amount of Gold and cash, if any, to be delivered in the Redemption Distribution, and provides details of the method of payment to be used for the
          Transaction Fee and the method of delivery of the cash portion, if any, of the Redemption Distribution.

     4.   By the close of business (usually 5:00 p.m. N.Y. time), each
          Participant redeeming Baskets on REDEMPTION T+3 sends an authenticated electronic message (Swift

          MT605) to HSBC Bank USA, National Association, London Branch,
          identifying that Participant's Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION
          T+3.

     5.   By the close of business (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (SWIFT MT699) containing instructions to the Custodian to transfer on REDEMPTION T+3 from the
          Trust Allocated Account to the Trust Unallocated Account
          ("deallocate") the total amount of Gold required to settle the
          Redemption Orders received by the Trustee on REDEMPTION T. If the
          Trustee rejects a Redemption Order pursuant to the Indenture or the
          Participant Agreement after the foregoing message is sent, the Trustee will notify the Custodian of such rejection, identifying the
          Participant whose Redemption Order was rejected and the number of ounces of Gold contained in the rejected Redemption Order.

REDEMPTION T+3

     1.   Between 9:00 a.m. London time and 2:00 p.m. London time, the Custodian deallocates Gold in the amount(s) specified in the Trustee's instructions sent on REDEMPTION T.

     2.   By 9:00 a.m. N.Y. time, the Participant delivers free to the Trustee's
          Participant account at DTC (#2209) the Baskets to be redeemed.

     3.   If the Trustee does not receive from a redeeming Participant all
          Shares comprising the Baskets being redeemed by 9:00 a.m. N.Y. time, the Trustee will (i) settle the Redemption Order to the extent of whole Baskets received from the Participant and (ii) keep the redeeming Participant's Redemption Order open until 9:00 a.m. N.Y.
          time on the following Business Day (REDEMPTION T+4) as to the balance of the Redemption Order (such balance, the "Suspended Redemption
          Order"). For each day (whether or not a Business Day) the Redemption
          Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of Baskets included in the
          Suspended Redemption Order.

     4.   By 10:00 a.m. New York time (usually 3:00 p.m. London time), the
          Trustee sends an authenticated electronic message (Swift MT699) to the
          Custodian directing the Custodian to transfer Gold in the relevant amount from the Trust Unallocated Account to the Participant
          Unallocated Account. When London is, and New York is not, on daylight savings time, such message must be received by the Custodian no later than 3:30 p.m. London time. The Custodian will make reasonable commercial efforts to allocate Gold remaining in the Trust Unallocated
          Account after this transfer to the Trust Allocated Account by the close of business in London, in accordance with the standing instruction in the Trust Custody Agreements.

     5.   By close of business in New York (usually 5:00 p.m. N.Y. time), the
          Trustee sends an authenticated electronic message (Swift MT699)
          containing instructions to the Custodian to transfer the total amount of Gold involved in that day's Suspended Redemption Order(s) from the
          Trust Allocated Account to the Trust Unallocated Account by 9:00 a.m.
          N.Y. time (usually 2:00 p.m. London time) the following Business Day.
          This amount will be in addition to any amount being transferred pursuant to an existing

          instruction to deallocate in respect of redemptions settling in the normal schedule, for which the following day will be REDEMPTION T+3.

     6.   By the close of business in New York (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+4 with respect to a
          Suspended Redemption Order sends an authenticated electronic message
          (Swift MT699) to HSBC Bank USA, National Association, London Branch,
          identifying that Participant's Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION
          T+4.

REDEMPTION T+4

     1.   By 9:00 a.m. N.Y. time (usually 2:00 p.m. London time), the redeeming
          Participant must deliver free to the Trustee's Participant account at
          DTC (#2209) the Basket(s) comprising the Suspended Redemption Order.
          The Trustee will settle the Suspended Redemption Order to the extent of whole Baskets received. Any balance of the Suspended Redemption
          Order will be cancelled.

     2.   The sequence of instructions and events related to the settlement of the Suspended Redemption Order on REDEMPTION T+4 will be made in the manner provided for a Redemption Order under REDEMPTION T+3.

                                     * * * *

                                     FORM OF
                           streetTRACKS(R) GOLD TRUST
                              PARTICIPANT AGREEMENT

                                  ATTACHMENT B

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       and

                              [NAME OF PARTICIPANT]

                 ----------------------------------------------

                           streetTRACKS(R) GOLD TRUST
                PARTICIPANT UNALLOCATED BULLION ACCOUNT AGREEMENT

                 ----------------------------------------------

THIS AGREEMENT ("Agreement") is made on [date]

BETWEEN

(1)      HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, whose principal place of business in England is at 8 Canada Square, London
         E14 5HQ ("WE" or "US"); and

(2)      [NAME OF PARTICIPANT] a company incorporated under the laws of [ ], whose [registered office][principal place of business] is at [ ]
         ("YOU").

INTRODUCTION

We have agreed to open and maintain for you an Unallocated Account (defined below) in connection with your being a Participant with respect to the
streetTRACKS(R) Gold Trust, and to provide other services to you in connection with the Unallocated Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS:

1.       INTERPRETATION

1.1      DEFINITIONS:  In this agreement:

         "ACCOUNT BALANCE" means the balance from time to time standing to your credit in your Unallocated Account.

         "AVAILABILITY DATE" means the Business Day on which you wish to transfer Precious Metal to us for deposit into the Unallocated Account.

         "BULLION" means the Precious Metal standing to your credit in your
         Unallocated Account.

         "BUSINESS DAY" means a day other than (i) a day on which the New York
         Stock Exchange, Inc. is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         procedures required to be executed or completed before the close of the business day may not be so executed or completed.

         "STREETTRACKS(R) GOLD SHARE" means each unit of fractional undivided beneficial interest in and ownership of the streetTRACKS(R) Trust, as the same shall be created and issued pursuant to the Trust Indenture.

         "STREETTRACKS(R) GOLD TRUST" means the Trust created under the Trust
         Indenture.

         "LONDON A.M. GOLD FIX" means the price of an ounce of gold as fixed by the five members of the London gold fix on or about 10:30 a.m. London,
         England, time.

         "LONDON P.M. GOLD FIX" means the price of an ounce of gold as fixed by the five members of the London gold fix on or about 3:00 p.m. London,
         England, time.

         "LBMA" means The London Bullion Market Association or its successors.

         "PARTICIPANT" means a Participant as defined in the Trust Indenture.

         "PARTICIPANT AGREEMENT" means that certain Participant Agreement in effect from time to time between you and the Trustee on behalf of the
         Trust, pursuant to the Trust Indenture.

         "POINT OF DELIVERY" means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious
         Metal.

         "PRECIOUS METAL" means gold.

         "RULES" means the rules, regulations, practices and customs of the LBMA
         (including the rules of the LBMA as to good delivery), the Bank of
         England and such other regulatory authority or body as shall affect the activities contemplated by this agreement.

         "SPONSOR" means World Gold Trust Services, LLC.

         "TRUSTEE" means The Bank of New York.

         "TRUST INDENTURE" means that certain Trust Indenture of streetTRACKS(R)
         Gold Trust dated as of [ ], 2004, between the Sponsor and the Trustee, effective [ ], 2004.

         "TRUST UNALLOCATED ACCOUNT" means the account maintained by us for the
         streetTRACKS(R) Gold Trust in relation to Gold (as defined in the Trust

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         Indenture) pursuant to the Trust Unallocated Bullion Account Agreement
         (as defined in the Trust Indenture).

         "UNALLOCATED ACCOUNT" means the account maintained by us in your name on an Unallocated Basis pursuant to this agreement.

         "UNALLOCATED BASIS" means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to call on us to deliver in accordance with the Rules an amount of Precious Metal equal to the amount of Precious Metal standing to the credit of the person's account but has no ownership interest in any Precious Metal that we own or hold.

         "VAT" means value added tax as provided for in the Value Added Tax Act
         1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United
         Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

         "WITHDRAWAL DATE" means the Business Day on which you wish to withdraw
         Precious Metal from your Unallocated Account.

1.2      HEADINGS:  The headings in this agreement do not affect its interpretation.

1.3      SINGULAR AND PLURAL; OTHER USAGES: References to the singular include the plural and vice versa. A reference to "A or B" means "A or B or both A and B". "Including" means "including but not limited to".

2.       UNALLOCATED ACCOUNTS

2.1      OPENING UNALLOCATED ACCOUNT: We shall open and maintain an Unallocated
         Account for you under this Agreement solely in respect of Bullion to be transferred between you and the streetTRACKS(R) Gold Trust or withdrawn in accordance with clause 4.

2.2      DENOMINATION OF UNALLOCATED ACCOUNT: The Unallocated Account shall evidence and record the amount of Bullion standing to your credit therein, and increases and decreases to that amount. The Unallocated
         Account shall be denominated in fine ounces of gold to three decimal places.

2.3      REPORTS: We will provide you with monthly statements of your Account
         Balance and debit and credit advices will be sent to you following each deposit into and withdrawal from the Unallocated Accounts.

2.4      REVERSAL OF ENTRIES: We at all times reserve the right to reverse any provisional or erroneous entries to your Unallocated Account with effect back-valued to the date upon which the final or correct entry
         (or no entry) should have been made.

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

3.       DEPOSITS

3.1      PROCEDURE: You may at any time notify us of your intention to deposit
         Precious Metal in your Unallocated Account. A deposit may be made (in the manner and accompanied by such documentation as we may require)
         only by transfer from an account of yours relating to the same kind of
         Precious Metal and having the same denomination as that to which this
         Unallocated Account relates. We will not accept physical delivery of
         Precious Metal into this account.

3.2      NOTICE REQUIREMENTS:  Any notice relating to a deposit of Precious
        Metal must be in writing and:

            (a)   be received by us no later than 2.00 p.m. (London time) on the
                  Availability Date unless otherwise agreed;

            (b)   specify the details of the account from which the Precious
                  Metal will be transferred; and

            (c)   specify the amount (in the appropriate denomination) of the
                  Precious Metal to be credited to the Unallocated Account, the
                  Availability Date and any other information which we may from time to time require.

3.3      TIMING: A deposit of Precious Metal will not be credited to an
         Unallocated Account until an account of ours with any bank, broker or other firm has been credited with an amount of Precious Metal equal to the amount of such deposit.

3.4      RIGHT TO REFUSE PRECIOUS METAL OR AMEND PROCEDURE: We may refuse to accept Precious Metal, amend the procedure in relation to the deposit of Precious Metal or impose such additional procedures in relation to the deposit of Precious Metal as we may from time to time consider appropriate. Any such refusal, amendment or additional procedures will be promptly notified to you.

4.       WITHDRAWALS

4.1      PROCEDURE: You may at any time notify us of your intention to withdraw
         Precious Metal standing to the credit of your Unallocated Account. We will transfer Bullion from your Unallocated Account only at such times and on such terms as specified in your instructions to us. A withdrawal may be made (in the manner and accompanied by such documentation as we may require) by:

         (a)   transfer to an account of yours relating to the same kind of
               Precious Metal and having the same denomination as that to which the Unallocated Account relates; or

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         (b)   the collection by you of Precious Metal from us at our vault premises, or as we may direct, at your expense and risk; or

         (c)   by delivery of Precious Metal to you at such location as you direct, at your expense and risk; or

         (d)   transfer to the Trust Unallocated Account.

         Any Precious Metal made available to you pursuant to clause 4.1 (b) or
         (c) will be in a form which complies with the Rules or in such other form as may be agreed between us. We are entitled to select the
         Precious Metal to be made available to you pursuant to clause 4.1(b) or
         (c) which in all cases will comprise one or more whole bars selected by us (or other form as agreed), the combined fine weight of which will not exceed the number of fine ounces of Bullion you have instructed us to withdraw. In connection with any withdrawal pursuant to clause
         4.1(d) you must have sufficient Precious Metal in the Unallocated
         Account by 4:00 p.m. (London time) on the day before the Withdrawal
         Date to permit us to complete the withdrawal. Anything in this agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your Unallocated
         Account, all right, title, risk and interest in and to the Bullion withdrawn shall pass to you at the Point of Delivery.

4.2      NOTICE AND INSTRUCTION REQUIREMENTS: Any notice or instruction relating to a withdrawal of Precious Metal must be in writing and specify the amount (in the appropriate denomination) of the Precious Metal to be debited to the Unallocated Account, the Withdrawal Date and any other information which we may from time to time require. The following rules determine when we must receive your notice or instruction to withdraw
         Precious Metal:

         (a)   if the notice or instruction relates to a withdrawal pursuant to clause 4.1(d) to effect a transfer of Precious Metal to the
               Trust Unallocated Account in accordance with the Participant
               Agreement, it must received by us no later than 9.00 a.m.
               (London time) not less than two Business Days prior to the
               Withdrawal Date and specify the details of the Trust
               Unallocated Account to which the Precious Metal is to be
               transferred;

         (b)   if the notice or instruction relates to a withdrawal pursuant to clause 4.1(a), it must be received by us no later than 2.00
               p.m. (London time) on the Withdrawal Date unless otherwise agreed and must specify the details of the account to which the Precious Metal is to be transferred; and

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         (c)   if the notice or instruction relates to a withdrawal pursuant to clause 4.1(b) or (c), it must be received by us no later than 11.30 a.m. (London time) not less than two Business Days prior to the Withdrawal Date unless otherwise agreed and
               specify the name of the person or carrier that will collect the Precious Metal from us or the identity of the person to whom delivery is to be made, as the case may be.

4.3      RIGHT TO AMEND PROCEDURE: We may amend the procedure for the withdrawal of Precious Metal from an Unallocated Account or impose such additional procedures as we may from time to time consider appropriate. Any such amendments or additional procedures will be promptly notified to you.

4.4      DELIVERY OBLIGATIONS: Unless otherwise instructed, we shall make transportation and insurance arrangements in accordance with our usual practice. Where instructions are given, we shall use all reasonable efforts to comply with the same. We shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for your account.

4.5      PHYSICAL WITHDRAWAL OF ENTIRE UNALLOCATED ACCOUNT BALANCE: If, when you notify us in connection with a physical withdrawal of Bullion from your
         Unallocated Account under clause 4.4 that you are withdrawing the entire balance in your Unallocated Account (or when a physical withdrawal under clause 4.4 would, in our determination, result in the entire balance in your Unallocated Account being withdrawn), the physical withdrawal instruction may not be effected by our selection of one or more whole bars of Bullion the combined fine weight of which does not exceed the balance of your Unallocated Account that you are withdrawing, then we will make available to you in accordance with clause 4.4 the number of whole bars that can be accommodated under your instruction. If you have another Unallocated Account with us relating to Precious Metal, we will transfer the remainder of the balance to that account, and if you do not have another Unallocated Account with us, we will purchase for cash the remainder of the Bullion in your
         Unallocated Account based on the London A.M. Gold Fix on the date you are withdrawing the Bullion physically, or if there is no London A.M.
         Gold Fix for such date, then the London A.M. Gold Fix for the next
         Business Day.

5.       INSTRUCTIONS

5.1      YOUR REPRESENTATIVES: You shall notify us promptly in writing of the names of the people who are authorised to give instructions on your behalf. Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2      AMENDMENTS: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. We must receive an instruction cancelling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Any such instructions shall have effect only after actual receipt by us.

5.3      UNCLEAR OR AMBIGUOUS INSTRUCTIONS: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4      REFUSAL TO EXECUTE: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the
         Rules or any applicable law.

5.5      REVOCATION OF INSTRUCTIONS: If, in connection with an instruction to effect a withdrawal pursuant to clause 4.1(d), by 4:00 p.m. (London time) on the day before the Withdrawal Date either (i) the amount of
         Precious Metal specified in your instruction does not agree with the amount of Precious Metal specified in the advice provided by the
         Trustee with regard to the receipt of Precious Metal in the Trust
         Unallocated Account or (ii) sufficient Precious Metal to permit us to complete the withdrawal is not credited to your Unallocated Account, your instruction will be automatically revoked. We will notify you of the revocation of your instruction.

6.       CONFIDENTIALITY

6.1      DISCLOSURE TO OTHERS: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this agreement and neither will, without the consent of the other, disclose to any other person any information acquired under this agreement.

6.2      PERMITTED DISCLOSURES: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Each party irrevocably authorises the other to make such disclosures without further reference to such party. In connection with a notice or instruction you give

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         to us to effect to withdraw and transfer Precious Metal to the Trust
         Unallocated Account in accordance with the Participant Agreement, you hereby authorize us to disclose to the Trustee of the Trust or its agents (i) such information about your Unallocated Account that the
         Trustee or its agents may reasonably request, including information about your Account Balance and instructions you have given for the deposit or withdrawal of Precious Metal in relation to your
         Unallocated Account, and (ii) information about any revocation of instructions under clause 5.5 above.

7.       REPRESENTATIONS

7.1      YOUR REPRESENTATIONS: Upon execution of this agreement and with each notice or instruction that you give hereunder you represent and warrant and covenant to us that:

         (a)   you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to
               enable you lawfully to enter into and perform your duties and obligations under this agreement;

         (b)   you are a Participant as defined in the Trust Indenture and are not in breach of the Participant Agreement;

         (c)   you are in compliance with the money laundering and related provisions of (i) the Uniting and Strengthening America by
               Providing Appropriate Tools Required to Intercept and Obstruct
               Terrorism (USA PATRIOT Act) Act of 2001 enacted by the United
               States of America, and the regulations promulgated thereunder, if you are subject to the requirements of the USA PATRIOT Act, and (ii) such other laws to which you are subject;

         (d)   the persons entering into this agreement on your behalf have been duly authorised to do so; and

         (e)   this agreement and the obligations created under it are
               binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity)
               and do not and will not violate the terms of the Rules or any order, charge or agreement by which you are bound.

8.       FEES AND EXPENSES

8.1      FEES: You will pay us such fees as we from time to time determine and notify to you, but we will not charge you any fees in connection with your Unallocated Account pursuant to this Agreement while (i) this account is used solely to effect transfers of Bullion between you and the Trust Unallocated Account and (ii) we (or another member of an affiliated group of which we are a member) are receiving compensation from the

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         streetTRACKS(R) Gold Trust for maintaining the Trust Unallocated
         Account.

8.2      EXPENSES: You must pay us on demand all costs, charges and expenses
         (including any relevant taxes, duties and legal fees) incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with your Unallocated Account
         (including delivery, collection and storage costs).

8.3      CREDIT BALANCES: No interest or other amount will be paid by us on any credit balance on your Unallocated Account.

8.4      DEBIT BALANCES: You are not entitled to overdraw your Unallocated
         Account except to the extent that we otherwise agree in writing. In the absence of such agreement, we shall not be obliged to carry out any instruction of yours which will cause your Unallocated Account to be overdrawn. If for any reason your Unallocated Account is overdrawn, you will be required to pay us interest on the debit balance at the rate agreed between us or, if no such agreement exists, at such rate as we determine to be appropriate. The amount of the overdraft and any accrued interest will be repayable by you on our demand. Your obligation to pay interest to us will continue until the overdraft is repaid by you in full. Our books and records shall be conclusive as to the balance at any time standing to your credit in your Unallocated
         Account.

8.5      DEFAULT INTEREST: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1%
         above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Both overdraft and default interest will accrue on a daily basis and will be due and payable by you as a separate debt. In the event of any inconsistency between this agreement and an overdraft facility agreement between you and us, the terms of the overdraft facility shall govern.

9.       SCOPE OF RESPONSIBILITY

9.1      EXCLUSION OF LIABILITY: We will use reasonable care in the performance of our duties under this agreement but will not be responsible in contract, tort or otherwise, for any direct or indirect or consequential damage, loss or expense suffered or incurred by you arising directly or indirectly as a result of, or in connection with, this agreement (including, without limitation, economic loss, loss of profit, loss of anticipated savings or loss of goodwill) even if advised of the likelihood of such losses arising, save for any loss or damage suffered by you as a direct result of any gross negligence, fraud or wilful default on our part in the performance of our duties under this agreement, and in which case, our liability will not exceed the market value of the Account Balance at the time such gross negligence, fraud or wilful default is discovered by us. The value of the

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         Account Balance shall be determined on any day using the London P.M.
         Gold Fix, and if there is no such fix on such day, by the last London fix (A.M. or P.M.).

9.2      NO DUTY OR OBLIGATION: We are under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this agreement.

9.3      FORCE MAJEURE: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control.
         This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

9.4      INDEMNITY: You shall indemnify and keep us and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and
         Exchange Commission under the United States federal Securities Act of
         1933, as amended) and subsidiaries (us and each such person a
         "Custodian Indemnified Person" for purposes of this clause 9.4)
         indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which any such Custodian
         Indemnified Person may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to our gross negligence, wilful default or fraud or that of the Custodian Indemnified Person. The indemnity provided by this clause 9.4 shall survive termination of this agreement.

9.5      THIRD PARTIES: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it other than the persons named as a Custodian Indemnified Person. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it (except that each Custodian
         Indemnified Person may directly enforce the indemnity provision under clause 9.4) and do intend that except as so provided, the Contracts
         (Rights of Third Parties) 1999 Act (Eng.) shall not apply to this agreement.

10.      TERMINATION

10.1     METHOD: This agreement shall terminate immediately upon the earlier of
         (i) your termination as a Participant with respect to the
         streetTRACKS(R) Gold Trust pursuant to the Participant Agreement or otherwise, or (ii)

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         termination of the streetTRACKS(R) Gold Trust pursuant to the Trust
         Indenture. In addition, either party may terminate this agreement by giving not less than 10 Business Days' written notice to the other party. Any such notice given by you must specify:

         (a)   the date on which the termination will take effect;

         (b)   the person to whom any Account Balance which is a credit
               balance is to be transferred; and

         (c)   all other necessary arrangements for the transfer or
               repayment, as the case may be, of the Account Balance.

10.2     REDELIVERY ARRANGEMENTS: If you do not make arrangements acceptable to us for the transfer or repayment, as the case may be, of any Account
         Balance we may continue to maintain this Unallocated Account, in which case we will continue to charge the fees and expenses payable under clause 8. If you have not made arrangements acceptable to us for the transfer or repayment of any Account Balance within six (6) months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close the
         Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this agreement.

10.3     EXISTING RIGHTS: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

11.      VALUE ADDED TAX

11.1     VAT EXCLUSIVE: All sums payable under this agreement by you to us shall be deemed to be exclusive of VAT.

11.2     SUPPLIES: Where pursuant to or in connection with this agreement, we make a supply to you for VAT purposes and VAT is or becomes chargeable on such supply, you shall on demand pay to us (in addition to any other consideration for such supply) a sum equal to the amount of such VAT and we shall on receipt of such payment provide you with an invoice or receipt in such form and within such period as may be prescribed by applicable law.

11.3     DEEMED SUPPLIES: Where, pursuant to or in connection with this agreement, we are deemed or treated by applicable law or the practice from time to time of the relevant fiscal authority to make a supply for
         VAT purposes to any person by virtue of our or any custodian for us relinquishing physical control of any Precious Metal, and VAT is or becomes chargeable on such supply, you shall on demand pay to us a sum equal to the amount of such VAT and we shall on receipt of such payment provide an invoice or receipt in such form and within such period as may

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         be prescribed by applicable law to the person to which we are deemed or treated to make such supply.

12.      NOTICES

12.1     FORM: Subject to clause 12.5, any notice, notification, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 12.2.

12.2     METHOD OF TRANSMISSION: With the exception of monthly statements in respect of the Unallocated Account, any notice, notification, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice, instruction or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

12.3     DEEMED RECEIPT ON NOTICE: A notice, notification, instruction, or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

12.4     RECORDING OF CALLS: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and, if acted upon by us, will be accepted by you as evidence of the orders or instructions given.

12.5     INSTRUCTIONS RELATING TO BULLION: All notices, notifications, instructions and other communications relating to the movement of
         Bullion in relation to your Unallocated Account shall be by way of authenticated electronic transmission (including tested telex and authenticated SWIFT), and shall be addressed to:

         Precious Metals Operations
         HSBC Bank USA, National Association
         8 Canada Square
         London E14 5HQ
         Tested Telex: 889217 RNB
         SWIFT: BLIC GB2L

13.      GENERAL

13.1     NO INTEREST IN STREETTRACKS(R) GOLD TRUST CONFERRED HEREBY: You
         acknowledge that you do not acquire any ownership of streetTRACKS(R)
         Gold Shares or interest in the streetTRACKS(R) Gold Trust or its assets by establishing an Unallocated Account pursuant to this Agreement, by delivering to the Unallocated Account established hereby an amount of

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

         Precious Metal, or by giving any instruction hereunder. You acknowledge that you will acquire ownership of streetTRACKS(R) Gold Shares or an interest in the streetTRACKS(R) Gold Trust or its assets only upon the issuance to you of streetTRACKS(R) Gold Shares pursuant to the Trust
         Indenture. Neither the Trustee nor the Sponsor of the streetTRACKS(R)
         Gold Trust shall, individually or as such Trustee or Sponsor of the
         streetTRACKS(R) Gold Trust, have any liability for loss or damages suffered by you with respect to your Unallocated Account or any Bullion held for you pursuant to this Agreement.

13.2     NO ADVICE: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the Unallocated Account, you do so in reliance upon your own judgement and we do not and shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any transaction you make in relation to the Unallocated Account or otherwise, including (i) any deposits into, or withdrawals from, your
         Unallocated Account, (ii) any transactions to be effected in accordance with the Participant Agreement, or (iii) the acquisition or disposition of Precious Metal.

13.3     RIGHTS AND REMEDIES: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to your Unallocated Account and any lien or other rights we may have to set-off, combine or consolidate any of your accounts.

13.4     ASSIGNMENT: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to your Unallocated Account or any right or obligation under this agreement unless we otherwise agree in writing.

13.5     AMENDMENTS: Any amendment to this agreement must be agreed in writing and be signed by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

13.6     PARTIAL INVALIDITY: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause)
         will not in any way be affected or impaired.

13.7     ENTIRE AGREEMENT: This document, with the exception of any representations made fraudulently, represents the entire agreement, and supersedes and replaces any previous agreement between us relating to the establishment of a Gold account to be maintained on an Unallocated
         Basis for you as a Participant in connection with the streetTRACKS(R)
         Gold Trust.

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

13.8     JOINT AND SEVERAL LIABILITY: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

13.9     COUNTERPARTS: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

13.10    BUSINESS DAYS: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the
         Unallocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

14.      GOVERNING LAW AND JURISDICTION

14.1     GOVERNING LAW: This agreement is governed by, and will be construed in accordance with, English law.

14.2     JURISDICTION: You agree the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement, and for these purposes you irrevocably submit to the non-exclusive jurisdiction of the English courts.

14.3     WAIVER OF IMMUNITY: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

14.4     SERVICE OF PROCESS: If you are situated outside England and Wales, process by which any proceedings in England are begun may be served on you by being delivered to the address specified below. This does not affect our right to serve process in another manner permitted by law.

         Your address for service of process
         [Participant]
         [Address]
         [City, State, Postal Code]
         Attention: [               ]

EXECUTED by the parties as follows

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement

EXECUTED by the parties

Signed on behalf of
HSBC BANK USA, NATIONAL ASSOCIATION
by

         Signature
                           ....................................
         Name
                           ....................................
         Title
                           ....................................

Signed on behalf of
[NAME OF PARTICIPANT]
by

         Signature
                           ....................................
         Name
                           ....................................
         Title
                           ....................................

                                                      streetTRACKS(R) Gold Trust
                               Participant Unallocated Bullion Account Agreement
                                                                  Signature Page

                                     FORM OF
                           streetTRACKS(R) Gold Trust
                              PARTICIPANT AGREEMENT

                                  ATTACHMENT C

                       HSBC Bank USA, National Association
                     Resolution Form - Telefax Instructions

To:  HSBC Bank USA, National Association
ACCOUNT NAME:
             ---------------------------------------------------

We hereby request and authorize, pursuant to the powers delegated to us by a resolution of the Board of Directors of (the "Company") (a certified copy of which has been supplied to you), HSBC Bank_______________________ USA, National
Association (the "Bank") to accept and to execute instructions and/or give effect to requests to the Bank to enter into contracts with or on behalf of the
Company where such instructions and/or requests are given by facsimile machine
("Telefax") and purport to come from us acting on behalf of the Company and are honestly believed by the Bank to come from the Company. We agree to mark clearly on any confirmation of any communications by Telefax the words "Confirmation only - Do not duplicate".

We on behalf of the Company agree, that

(a)  the Bank will be under no duty to challenge or make any enquiries concerning any communication by Telefax which it believes in good faith to be a genuine instruction from an authorized representative of the Company;

(b)  the Company shall assume all risks involved in connection with any communications by Telefax, and in particular (but without prejudice to the generality of the foregoing) risks due to errors in transmission misunderstandings or errors on the part of the Bank regarding the identity of the Company's authorized representatives or otherwise and that the Bank be discharged from all responsibility in respect thereof;

(c)  the Company shall indemnify the Bank and its directors, officers, employees or agents on demand and shall keep the Bank and its directors, officers, employees or agents on demand indemnified against any loss arising to the
     Bank in consequence of acting in reliance on any such communication and any actions, proceedings, costs, claims and demands in respect thereof;

(d)  that we will have no claim against the Bank or its directors, officers, employees or agents by reason or account of the Bank or its directors, officers, employees or agents either acting or declining or omitting to act in accordance with any communication by Telefax; and

(e)  the Company shall agree to perform and ratify any contracts entered into by the Bank and/or any action taken by the Bank as a result of such communications made or purporting to be made on behalf of the Company and honestly believed by the Bank to have been made on behalf of the Company.

Such assumption of risk, discharge, indemnity and agreement to perform and ratify shall extend to communications made or purporting to be made by us and/or any other persons now or hereafter nominated from time to time by the Company, such nomination having been duly and properly advised to the Bank and honestly believed by the Bank to have been made on behalf of the Company.

Notwithstanding the foregoing, the Bank may at any time and at its absolute discretion decline to execute any instruction or request given or to accept any offer made by Telefax notwithstanding that at the time of such instruction or request or offer the employee of the Bank receiving such instruction or request may have indicated assent to the same.

This request and authority shall continue in force unless and until expressly revoked by fifteen days' (or such lesser period as the Bank may accept) written notice delivered to the Bank and signed in a manner complying with the Company's current mandate.

Signed
      -----------------------------------------------
for and on behalf of

Signed
      -----------------------------------------------
for and on behalf of

Date
    -------------------------------------------------